Exhibit 23.4

November 6, 2017

Mr. Danny Llorente
Chief Lending Officer
Korth Direct Mortgage, LLC
2937 SW 27 Avenue, #307
Miami, FL 33133

Re:        Letter of Consent

Dear Mr. Llorente,

We herby consent to the quotation and summarization of our appraisal review of property in Registration Statement on Form S-1 (No. 333-219895) of “Korth Direct Mortgage, LLC.”

Respectfully Yours,

Lee Smalley
State Certified General
Real Estate Appraiser No. RZ 2727

8100 SW 81st Drive, Suite 278 Miami, FL 33143
Office (305)273-6540   Fax (305)273-6542